Exhibit 10.30

THIRD AMENDMENT TO THE

CLUBCORP EMPLOYEE STOCK OWNERSHIP PLAN

This Amendment is made to be effective January 1, 2006, by ClubCorp, Inc., a Delaware corporation, formerly ClubCorp International, Inc. (“ClubCorp”).

WITNESSETH:

WHEREAS, ClubCorp maintains the ClubCorp Employee Stock Ownership Plan (“ESOP”);

WHEREAS, ClubCorp amended and restated the ESOP, effective January 1, 2001;

WHEREAS, ClubCorp most recently amended and restated the ESOP, effective July 1, 2003;

WHEREAS, ClubCorp now desires to amend the ESOP to change the trustee provisions to increase the discretion of the Trustees of the Plan; and

WHEREAS, the ESOP may be amended by ClubCorp pursuant to the provisions of Article 15 of the ESOP.

NOW, THEREFORE, the ESOP is amended as follows, effective January 1, 2006:

1. Existing Sections 6.01(2) and 6.01(3) are deleted in their entirety and the following is substituted in their place:

“6.01(2) Notwithstanding anything to the contrary contained herein, Company Stock shall be valued as of each Semiannual Valuation Date by an independent appraiser selected and retained by the Trustee; provided, however, that in the event Company Stock is traded on a generally recognized market, the foregoing sentence shall not apply. Allocations pursuant to Article 5 shall use the most current available valuation of Company Stock.

6.01(3) The Trustee’s (or in the case of Company Stock, the appraiser’s) determination of the Current Value of the assets in the Trust Fund and the Plan Administrator’s charges or credits to the individual Accounts with respect to Participants, Beneficiaries, or Alternate Payees, as provided in Section 6.02, shall be final and conclusive on all persons ever interested hereunder.”

2. Existing Sections 6.03 and 6.04 are deleted in their entirety and the following is substituted in their place:

“6.03 Trust Fund. The Trust shall be invested in Company Stock (which is a qualifying employer security within the meaning of ERISA); provided, however, that to the extent the Trustee determines it is required under ERISA to do so, or cash is needed for administrative expenses, withdrawals, diversification elections, or distributions, and except as otherwise provided in the Trust Agreement, assets of the Trust Fund shall be invested in investments other than Company Stock. All purchases of qualifying employer securities, including Company Stock, shall be for no more than the fair market value, as determined in good faith by the Trustee in reliance upon an appraisal submitted by an independent appraiser selected and retained by the Trustee, and no commission shall be charged with respect to any purchase from a party in interest.

6.04 Voting of Shares. Shares of Company Stock in the Trust shall be voted by the Trustee in accordance with this Section. In the event the Company Stock is required to be registered under Section 12 of the Securities Exchange Act of 1934, each Participant will be entitled to give confidential instructions to the Trustee as to the voting of all shares of Company Stock then allocated to his Company Stock Account (as outlined above) as to all corporate matters requiring a shareholder vote. With respect to any corporate matter which involves the voting of such shares at a shareholder meeting and which constitutes a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or a similar transaction specified in regulations under Section 409(e)(3) of the Code, each Participant (or Beneficiary) will be entitled to give confidential instructions to the Trustee as to the voting of shares of Company Stock then allocated to his Company Stock Account regardless of whether Company Stock is required to be registered. In either event, any allocated Company Stock with respect to which voting directions are not given shall be voted, and shares of Company Stock held by the Trust which are not then allocated to Participants’ Company Stock Accounts shall be voted in the manner determined by the Trustee.”

3. Existing Section 6.08 is deleted in its entirety and the following is substituted in its place:

“6.08 Emergency Valuation. Subject to Section 6.01(2), it is contemplated that the Trust will be valued and allocations made only as of each Allocation Date. However, should the Plan Administrator in good faith determine that, because of an extraordinary change in general economic conditions or the occurrence of an event radically affecting the value of all or a substantial part of the Trust, an abnormal fluctuation in the value of the Trust has occurred since the preceding Allocation Date, and that it has become necessary to make a distribution to one (1) or more Participants, Beneficiaries, or Alternate Payees under the provisions hereof, the Plan Administrator may, in its sole discretion, to prevent any such person from receiving a substantially greater or lesser amount than what he would be entitled to, based on the current value of the Trust (as defined in ERISA Section 3(26)), cause a revaluation of the Trust to be made and a reallocation of the interests therein as of the date such person’s right of distribution becomes fixed. The Plan Administrator’s determination to make such emergency valuation and the valuation of the Trust as determined by the Trustee (or in the case of Company Stock, by the independent appraiser selected by the Trustee) shall be conclusive and binding on all persons ever interested hereunder.”

4. Existing Section 13.05 is deleted in its entirety and the following is substituted in its place:

“13.05 Authority of Plan Administrator. The Plan Administrator is authorized to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Plan Administrator shall have the discretionary power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, to recover in any manner authorized by law any payments erroneously or wrongfully made from the Plan to Participants or any other person or entity, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Plan Administrator, and the application of rules and regulations to a particular case or issue by the Plan Administrator, in good faith, shall not be subject to review by anyone, but shall be final, binding, and conclusive on all persons ever interested hereunder. In construing the Plan and in exercising its power under provisions requiring Plan Administrator approval, the Plan Administrator shall attempt to ascertain the purpose of the provisions in question and when such purpose is known or reasonably ascertainable, such purpose shall be given effect to the extent feasible. Likewise, the Plan Administrator is authorized to determine all questions with respect to the individual rights of all Participants and their Beneficiaries and Alternate Payees under this Plan, including, but not limited to, all issues with respect to eligibility, Compensation, service, allocation of consolidated contributions and Trust Fund earnings, and retirement or Termination of Employment, and shall direct the Trustee concerning the allocation, payment and distribution of all funds held in trust for purposes of the Plan. The Plan Administrator, in the exercise of any discretionary powers hereunder, shall not exercise that discretion so as to discriminate in favor of Highly Compensated Employees. The Plan Administrator shall establish investment objectives and monitor, or cause to be monitored, the investment performance of the Trustee or any Investment Manager which may be appointed with respect to any assets of the Plan.”

IN WITNESS WHEREOF, the Company has executed this Third Amendment to the ESOP in multiple copies on this 23rd day of March, 2006, to be effective as set forth herein.

CLUBCORP, INC.

By:	/s/ Tom Henslee
Title:	EVP, Secretary and General Counsel

The Trustees consent to the provisions of this Third Amendment that affect their duties and responsibilities.

TRUSTEES:

/s/ Murray Siegel
Murray Siegel

/s/ Jack Lupton
Jack Lupton

/s/ Dave Woodyard
Dave Woodyard

/s/ Mary Cowser
Mary Cowser

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